November 5, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: Best of America Corporation

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated October 30, 1998.

(2) We agree with the statements concerning our firm contained in the response.

(3) We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

Sincerely,

/s/ James E. Scheifley

James E. Scheifley & Associates, P.C.
7436 Settlers Drive
Morrison, CO 80465
(303) 697-2356